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                                                                      Exhibit 21

SUBSIDIARIES OF MERRY LAND PROPERTIES, INC.

                                                    STATE OF
SUBSIDIARIES                                      ORGANIZATION
------------                                      ------------
MERRY LAND PROPERTIES, INC. (PARENT)                Georgia

MERRY LAND PROPERTY MANAGEMENT, INC.                Georgia

ML SOUTH AUGUSTA, INC.                              Georgia

ML APARTMENTS I, INC.                               Georgia

ML APARTMENTS II, INC                               Georgia

ML APARTMENTS III, INC                              Georgia

ML APARTMENTS IV, INC.                              Georgia

GREENTREE LLC                                       Georgia

MARSH COVE APARTMENTS LLC                           Georgia

QUARTERDECK APARTMENTS LLC                          Georgia

WATERS EDGE APARTMENTS LLC                          Georgia

WEST WIND LANDING LLC                               Georgia

ML HAMMOCKS AT LONG POINT, L.L.C.                   Georgia

ML HUNTINGTON, L.L.C.                               Georgia

ML MAGNOLIA VILLA, L.L.C.                           Georgia

ML SUMMIT PLACE, L.L.C.                             Georgia

ML WINDSOR PLACE, L.L.C.                            Georgia

ML WOODCREST, L.L.C.                                Georgia

ML JAMES ISLAND, L.P.                               Georgia